Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2021 First Quarter Results
Company Maintains Fiscal 2021 Outlook
DOTHAN, AL, February 5, 2021 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for the quarter ended December 31, 2020.
Key Metrics: First Quarter of Fiscal 2021 Compared to First Quarter of Fiscal 2020
– Revenue was $190.9 million, up 8.9%
– Gross profit was $30.6 million, up 28.8%
– Net income was $7.9 million, up 44.1%
– Adjusted EBITDA(1) was $23.1 million, up 34.4%
– Adjusted EBITDA margin(1) was 12.1%, up 230 bps
Project backlog at December 31, 2020 was $655.6 million, compared to $608.1 million at September 30, 2020.
Charles E. Owens, the Company’s President and Chief Executive Officer, said, “We are pleased with our performance in the first quarter of fiscal 2021, and we are maintaining our previously announced outlook for the year. Consistent demand in both private and public markets, coupled with our disciplined approach in bidding and project management, effective utilization of crews and equipment, and vertical integration synergies, drove strong financial performance in the first quarter."
Owens continued, “We see strength in the funding programs across the states in which we operate, where the demand for road repair and maintenance is ongoing. We also expanded our geographic footprint in the first quarter with four bolt-on acquisitions in North Carolina. We now operate 48 hot-mix asphalt plants, which represent distinct markets across the five southeastern states that we serve.”
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “The entire organization continues to operate at a highly effective level, yielding solid financial results. Many of the macroeconomic dynamics and positive internal factors that we experienced in the fourth quarter have persisted into this year. In addition, we have significantly expanded the number of markets in which we operate through the acquisition of 13 hot-mix asphalt plants in the past four months. Under the leadership and direction of our experienced management team, the future of the company is bright.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the fiscal 2021 first quarter ended December 31, 2020. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through February 12, 2020 by calling (201) 612-7415 and using passcode 13714879#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 48 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
(1) Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; risks from the COVID-19 pandemic, and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2020	2019
Revenues	$190,929	$175,314
Cost of revenues	160,335	151,557
Gross profit	30,594	23,757
General and administrative expenses	(20,084)	(17,113)
Gain on sale of equipment, net	333	309
Operating income	10,843	6,953
Interest expense, net	(468)	(281)
Other income	165	65
Income before provision for income taxes and earnings from investment in joint venture	10,540	6,737
Provision for income taxes	(2,680)	(1,319)
Earnings from investment in joint venture	11	43
Net income	$7,871	$5,461

Net income per share attributable to common stockholders:
Basic	$0.15	$0.11
Diluted	$0.15	$0.11

Weighted average number of common shares outstanding:
Basic	51,489,211	51,489,211
Diluted	51,717,848	51,609,380

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2020	September 30, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,719	$148,316
Contracts receivable including retainage, net	113,057	131,770
Costs and estimated earnings in excess of billings on uncompleted contracts	12,148	7,873
Inventories	41,719	38,561
Prepaid expenses and other current assets	9,980	5,041
Total current assets	228,623	331,561
Property, plant and equipment, net	285,235	237,230
Operating lease right-of-use assets	6,938	7,383
Goodwill	77,034	46,348
Intangible assets, net	3,172	3,224
Investment in joint venture	109	198
Other assets	2,730	1,784
Deferred income taxes	386	386
Total assets	$604,227	$628,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,727	$64,732
Billings in excess of costs and estimated earnings on uncompleted contracts	30,930	33,704
Current portion of operating lease liabilities	1,712	2,046
Current maturities of long-term debt	13,000	13,000
Accrued expenses and other current liabilities	12,150	22,347
Total current liabilities	107,519	135,829
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	75,867	79,053
Operating lease liabilities, net of current portion	5,422	5,554
Deferred income taxes	14,003	14,003
Other long-term liabilities	7,955	8,480
Total long-term liabilities	103,247	107,090
Total liabilities	210,766	242,919

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at December 31, 2020 and September 30, 2020 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 33,875,884 shares issued and outstanding at December 31, 2020 and September 30, 2020	34	34
Class B common stock, par value $0.001; 100,000,000 shares authorized, 20,828,813 shares issued and 17,905,861 outstanding at December 31, 2020 and September 30, 2020	21	21
Additional paid-in capital	245,417	245,022
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Retained earnings	163,592	155,721
Total stockholders’ equity	393,461	385,195
Total liabilities and stockholders’ equity	$604,227	$628,114

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Three Months Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Net income	$7,871	$5,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization of long-lived assets	11,094	9,438
Amortization of deferred debt issuance costs and debt discount	64	36
Unrealized gain on derivative instruments	(1,165)	(66)
Provision for bad debt	175	145
Gain on sale of equipment, net	(333)	(309)
Equity-based compensation expense	395	395
Earnings from investment in joint venture	(11)	(43)
Distribution of earnings from investment in joint venture	100	139
Other non-cash adjustments	(21)	(6)
Changes in operating assets and liabilities, net of acquisition:
Contracts receivable including retainage, net	18,538	21,981
Costs and estimated earnings in excess of billings on uncompleted contracts	(4,275)	(2,122)
Inventories	928	(1,535)
Prepaid expenses and other current assets	(4,119)	(2,943)
Other assets	(946)	331
Accounts payable	(15,255)	(21,815)
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,774)	54
Accrued expenses and other current liabilities	(9,427)	(7,444)
Other long-term liabilities	(130)	(11)
Net cash provided by operating activities, net of acquisition	709	1,686
Cash flows from investing activities:
Purchases of property, plant and equipment	(10,462)	(23,595)
Proceeds from sale of equipment	492	492
Business acquisitions, net of cash acquired	(84,086)	(17,748)
Distributions received from investment in joint venture	—	361
Net cash used in investing activities	(94,056)	(40,490)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	—	9,777
Repayments of long-term debt	(3,250)	(2,149)
Net cash (used in) provided by financing activities	(3,250)	7,628
Net change in cash and cash equivalents	(96,597)	(31,176)
Cash and cash equivalents:
Beginning of period	148,316	80,619
End of period	$51,719	$49,443
Supplemental cash flow information:
Cash paid for interest	$672	$496
Cash paid for income taxes	$—	$300
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$282	$217
Cash paid for operating lease liabilities	$748	$870
Non-cash items:
Property, plant and equipment financed with accounts payable	$1,549	$391

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt and (vi) certain management fees and expenses. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted EBITDA Margin because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented (in thousands, except percentages):
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended December 31, 2020 and 2019
(unaudited, in thousands, except percentages)

	For the Three Months Ended December 31,
	2020	2019
Net income	$7,871	$5,461
Interest expense, net	468	281
Provision for income taxes	2,680	1,319
Depreciation, depletion and amortization of long-lived assets	11,094	9,438
Equity-based compensation expense	395	395
Management fees and expenses (1)	617	314
Adjusted EBITDA	$23,125	$17,208
Revenues	$190,929	$175,314
Adjusted EBITDA Margin	12.1%	9.8%
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.